Exhibit 99.1

7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

Adjusted Earnings up 10% on Solid Operating Results in Third Quarter 2012

St. Louis, Missouri – November 8, 2012 - Belden Inc. (NYSE: BDC), a global leader in signal transmission solutions for mission-critical applications, today reported third quarter 2012 results for the period ended September 30, 2012.

Third Quarter Highlights

•	Achieved record adjusted gross profit margins of 33.1%, increasing 370 basis points from 29.4% in the year-ago period;

•	Improved adjusted operating profit margins to 12.1%, increasing 150 basis points from 10.6% in the year-ago period;

•	Generated $54 million of free cash flow, increasing cash and cash equivalents to $386 million;

•

Purchased 655,017 shares of Belden common stock for $25.0 million during the quarter, bringing the total program-to-date shares retired to 3.71 million under the previously announced share repurchase program; and

•	Updated guidance for full year 2012 adjusted revenue of $1.94 – $1.95 billion and increased the low end of the range of adjusted income from continuing operations per diluted share to $3.00 – $3.05.

Third Quarter Results

Revenue for the quarter totaled $490.4 million, up 1% compared to $484.0 million in the second quarter 2012. A loss from continuing operations of $1.14 per diluted share included recent debt refinancing costs of $0.76 per share, impairment charges of $0.57 per share primarily resulting from the pending consumer electronics asset sale, restructuring charges of $0.27 per share, purchase accounting effects related to acquisitions of $0.19 per share, and amortization of intangibles of $0.12 per share.

Adjusted revenue for the quarter totaled $493.2 million, up 2% compared to $484.0 million in the second quarter 2012. Adjusted income from continuing operations per diluted share for the quarter totaled $0.77, compared to $0.70 per diluted share in the third quarter 2011.

John Stroup, President and CEO of Belden Inc., commented, “I am proud of our third quarter results, including record adjusted gross profit margins and strong free cash flow generation. Our ability to perform well in this weakened macro-economic climate is the result of our stronger portfolio and unique business system that is proving effective in a variety of business environments. Additionally, we believe the strategic actions discussed on our second quarter earnings call put us in a better position to execute well for the remainder of the year.”

Belden Earnings up 10% on Solid Operating Results in Third Quarter 2012 – Page 2 of 3

Outlook

For the full year 2012, the Company expects adjusted revenues to be $1.94 – $1.95 billion and adjusted income from continuing operations per diluted share to be $3.00 – $3.05.

“Clearly, the weak demand environment presents challenges and the uncertainty affects our visibility. We believe this climate is likely to continue, therefore we’ll focus on driving improvements to the business through the implementation of our strategic plan. Despite these pressures, we remain committed to our full year EPS guidance. We expect our fourth quarter 2012 adjusted revenues to be $500 – $510 million and adjusted income from continuing operations per diluted share to be $0.72 – $0.77,” said Mr. Stroup.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

Adjusted results exclude certain items, including asset impairments, purchase accounting effects related to acquisitions, revenue and cost of sales deferrals, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, amortization of intangible assets, gains (losses) on debt extinguishment, and other costs.

Earnings Conference Call

Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company's website for a limited time.

Forward Looking Statements

Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward looking statements include any statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management's beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. Changes in the global economy may impact the Company's results. Turbulence in financial markets may increase the Company’s borrowing costs. Additional factors that may cause actual results to differ from the Company's expectations include: the Company’s reliance

Belden Earnings up 10% on Solid Operating Results in Third Quarter 2012 – Page 3 of 3

on key distributors in marketing products; the Company's ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company's major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company's global manufacturing facilities; the competitiveness of the global cable, connectivity and networking industries; variability in the Company's quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company's reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company's products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company's ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company's (or the Company's suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.

About Belden

St. Louis-based Belden Inc. designs, manufactures, and markets cable, connectivity, and networking products in markets including industrial automation, enterprise, transportation, infrastructure, and consumer electronics. It has approximately 7,400 employees, and provides value for industrial automation, enterprise, education, healthcare, entertainment and broadcast, sound and security, transportation, infrastructure, consumer electronics and other industries. Belden has manufacturing capabilities in North America, South America, Europe, and Asia, and a market presence in nearly every region of the world. Belden was founded in 1902, and today is a leader with some of the strongest brands in the signal transmission industry. For more information, visit www.belden.com.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
	(In thousands, except per share data)
Revenues	$490,367	$519,713	$1,438,700	$1,517,592
Cost of sales	(343,593)	(366,962)	(998,287)	(1,077,772)

Gross profit	146,774	152,751	440,413	439,820
Selling, general and administrative expenses	(100,120)	(85,355)	(261,277)	(244,671)
Research and development	(19,020)	(13,641)	(48,082)	(41,800)
Amortization of intangibles	(7,798)	(3,371)	(13,603)	(10,397)
Income from equity method investment	2,553	1,479	7,254	9,196
Asset impairment	(29,998)	—	(29,998)	—

Operating income (loss)	(7,609)	51,863	94,707	152,148
Interest expense	(13,892)	(11,690)	(38,315)	(36,246)
Interest income	171	211	733	526
Loss on debt extinguishment	(50,585)	—	(50,585)	—

Income (loss) from continuing operations before taxes	(71,915)	40,384	6,540	116,428
Income tax benefit (expense)	20,781	(9,019)	8,991	(28,164)

Income (loss) from continuing operations	(51,134)	31,365	15,531	88,264
Gain from disposal of discontinued operations, net of tax	9,783	—	9,783	—
Income (loss) from discontinued operations, net of tax	2,574	(162)	2,574	(446)

Net income (loss)	$(38,777)	$31,203	$27,888	$87,818

Weighted average number of common shares and equivalents:
Basic	44,787	47,344	45,410	47,317
Diluted	44,787	48,244	46,249	48,329

Basic income (loss) per share:
Continuing operations	$(1.14)	$0.66	$0.34	$1.87
Disposal of discontinued operations	0.22	—	0.22	—
Discontinued operations	0.05	—	0.05	(0.01)

Net income	$(0.87)	$0.66	$0.61	$1.86

Diluted income (loss) per share:
Continuing operations	$(1.14)	$0.65	$0.34	$1.83
Disposal of discontinued operations	0.22	—	0.21	—
Discontinued operations	0.05	—	0.05	(0.01)

Net income	$(0.87)	$0.65	$0.60	$1.82

Comprehensive income (loss)	$(24,687)	$4,134	$24,366	$91,108

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$385,639	$382,716
Receivables, net	299,936	299,070
Inventories, net	208,478	202,143
Deferred income taxes	15,648	19,660
Income tax receivable	21,471	—
Other current assets	18,977	21,832
Current assets held for sale	52,829	—

Total current assets	1,002,978	925,421

Property, plant and equipment, less accumulated depreciation	290,815	286,933
Goodwill	516,424	348,032
Intangible assets, less accumulated amortization	290,153	151,683
Deferred income taxes	—	12,219
Other long-lived assets	75,229	63,832

	$2,175,599	$1,788,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$231,477	$227,571
Accrued liabilities	144,598	153,995
Current maturities of long-term debt	12,770	—
Current liabilities held for sale	20,664	—

Total current liabilities	409,509	381,566

Long-term debt	959,762	550,926
Postretirement benefits	132,731	131,237
Deferred income taxes	118	—
Other long-term liabilities	24,598	29,842
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	595,640	601,484
Retained earnings	297,382	276,363
Accumulated other comprehensive loss	(26,231)	(22,709)
Treasury stock	(218,413)	(161,092)

Total stockholders’ equity	648,881	694,549

	$2,175,599	$1,788,120

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Nine Months Ended
	September 30, 2012	October 2, 2011
	(In thousands)
Cash flows from operating activities:
Net income	$27,888	$87,818
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on debt extinguishment	50,585	—
Depreciation and amortization	40,541	37,676
Asset impairment	29,998	—
Share-based compensation	9,373	8,380
Provision for inventory obsolescence	3,341	1,285
Pension funding less than pension expense	730	2,782
Tax benefit related to share-based compensation	(3,947)	(1,802)
Income from equity method investment	(7,254)	(9,196)
Gain from disposal of discontinued operations	(9,783)	—
Deferred income tax benefit	(11,284)	(6,619)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(8,855)	(42,184)
Inventories	11,701	(16,953)
Accounts payable	(7,197)	15,141
Accrued liabilities	870	6,301
Accrued taxes	(20,866)	24,469
Other assets	(6,550)	(87)
Other liabilities	(5,956)	(7,549)

Net cash provided by operating activities	93,335	99,462

Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(341,942)	(59,708)
Capital expenditures	(31,788)	(21,760)
Proceeds from disposal of tangible assets	1,236	1,206

Net cash used for investing activities	(372,494)	(80,262)

Cash flows from financing activities:
Borrowings under credit arrangements	945,250	—
Payments under borrowing arrangements	(575,784)	—
Payments under share repurchase program	(75,000)	(25,000)
Debt issuance costs paid	(15,116)	(3,296)
Cash dividends paid	(6,990)	(7,090)
Proceeds from exercise of stock options	2,372	4,554
Proceeds from settlement of derivatives	4,024	—
Tax benefit related to share-based compensation	3,947	1,802

Net cash provided by (used for) financing activities	282,703	(29,030)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(621)	(633)

Increase (decrease) in cash and cash equivalents	2,923	(10,463)
Cash and cash equivalents, beginning of period	382,716	358,653

Cash and cash equivalents, end of period	$385,639	$348,190

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

						Income from
				Total		Equity Method
	Americas	EMEA	Asia Pacific	Segments	Eliminations	Investment	Total
	(In thousands)
Three Months Ended September 30, 2012
External customer revenues	$324,111	$83,327	$82,929	$490,367	$—	$—	$490,367
Affiliate revenues	9,114	32,590	798	42,502	(42,502)	—	—

Total revenues	$333,225	$115,917	$83,727	$532,869	$(42,502)	$—	$490,367

Operating income (loss)	$21,331	$5,224	$(16,641)	$9,914	$(20,076)	$2,553	$(7,609)

Three Months Ended October 2, 2011
External customer revenues	$325,248	$103,713	$90,752	$519,713	$—	$—	$519,713
Affiliate revenues	9,919	30,795	159	40,873	(40,873)	—	—

Total revenues	$335,167	$134,508	$90,911	$560,586	$(40,873)	$—	$519,713

Operating income	$39,510	$21,452	$6,934	$67,896	$(17,512)	$1,479	$51,863

Nine Months Ended September 30, 2012
External customer revenues	$932,508	$270,857	$235,335	$1,438,700	$—	$—	$1,438,700
Affiliate revenues	29,136	90,038	2,804	121,978	(121,978)	—	—

Total revenues	$961,644	$360,895	$238,139	$1,560,678	$(121,978)	$—	$1,438,700

Operating income (loss)	$102,317	$43,728	$(2,573)	$143,472	$(56,019)	$7,254	$94,707

Nine Months Ended October 2, 2011
External customer revenues	$927,978	$322,901	$266,713	$1,517,592	$—	$—	$1,517,592
Affiliate revenues	33,462	80,943	658	115,063	(115,063)	—	—

Total revenues	$961,440	$403,844	$267,371	$1,632,655	$(115,063)	$—	$1,517,592

Operating income	$110,738	$55,206	$22,339	$188,283	$(45,331)	$9,196	$152,148

BELDEN INC.

SUPPLEMENTAL PRODUCT GROUP INFORMATION

(Unaudited)

	Americas	EMEA	Asia Pacific	Total
	(In thousands)
Three Months Ended September 30, 2012

Cable products	$232,162	$34,666	$62,703	$329,531
Networking products	55,896	28,344	16,184	100,424
Connectivity products	36,053	20,317	4,042	60,412

Total revenues	$324,111	$83,327	$82,929	$490,367

Three Months Ended October 2, 2011
Cable products	$253,855	$39,547	$72,565	$365,967
Networking products	26,813	38,445	14,104	79,362
Connectivity products	44,580	25,721	4,083	74,384

Total revenues	$325,248	$103,713	$90,752	$519,713

Nine Months Ended September 30, 2012
Cable products	$705,370	$114,902	$183,939	$1,004,211
Networking products	109,507	87,598	40,414	237,519
Connectivity products	117,631	68,357	10,982	196,970

Total revenues	$932,508	$270,857	$235,335	$1,438,700

Nine Months Ended October 2, 2011
Cable products	$719,787	$129,386	$214,419	$1,063,592
Networking products	81,290	111,118	39,743	232,151
Connectivity products	126,901	82,397	12,551	221,849

Total revenues	$927,978	$322,901	$266,713	$1,517,592

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items including asset impairments, purchase accounting effects related to acquisitions, revenue and cost of sales deferrals, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, amortization of intangible assets, gains (losses) on debt extinguishment, and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
	(In thousands, except percentages and per share amounts)
GAAP revenues	$490,367	$519,713	$1,438,700	$1,517,592
Purchase accounting effects related to acquisitions	1,710	—	1,710	—
Deferred revenue adjustments	1,080	—	1,080	—

Adjusted revenues	$493,157	$519,713	$1,441,490	$1,517,592

GAAP operating income (loss)	$(7,609)	$51,863	$94,707	$152,148
Asset impairment	29,998	—	29,998	—
Severance and other restructuring costs	17,427	—	17,427	—
Purchase accounting effects related to acquisitions	11,219	—	11,219	—
Amortization of intangible assets	7,798	3,371	13,603	10,397
Deferred gross profit adjustments	864	—	864	—

Total operating income adjustments	67,306	3,371	73,111	10,397

Adjusted operating income	$59,697	$55,234	$167,818	$162,545

Adjusted operating income as a percent of adjusted revenues	12.1%	10.6%	11.6%	10.7%
GAAP income (loss) from continuing operations	$(51,134)	$31,365	$15,531	$88,264
Operating income adjustments from above	67,306	3,371	73,111	10,397
Loss on debt extinguishment	50,585	—	50,585	—
Tax effect of adjustments	(31,572)	(1,091)	(33,568)	(3,369)

Adjusted income from continuing operations	$35,185	$33,645	$105,659	$95,292

GAAP income (loss) from continuing operations per diluted share	$(1.14)	$0.65	$0.34	$1.83
Adjusted income from continuing operations per diluted share	$0.77	$0.70	$2.28	$1.97
GAAP diluted weighted average shares	44,787	48,244	46,249	48,329
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	769	—	—	—

Adjusted diluted weighted average shares	45,556	48,244	46,249	48,329

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, net of proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
	(In thousands)
GAAP net cash provided by operating activities	$62,773	$68,312	$93,335	$99,462
Capital expenditures, net of proceeds from the disposal of tangible assets	(9,152)	(6,893)	(30,552)	(20,554)

Non-GAAP free cash flow	$53,621	$61,419	$62,783	$78,908